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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2007

American Community Newspapers Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32549 (Commission File Number)	20-2521288 (IRS Employer Identification No.)

14875 Landmark Boulevard, Suite 110, Addison TX (Address of Principal Executive Offices)	75254 (Zip Code)

(972) 628-4080
Registrant’s telephone number, including area code:

Courtside Acquisition Corp., 1700 Broadway, New York, NY 10019
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On July 2, 2007 (the “Closing Date”), American Community Newspapers Inc. (formerly, Courtside Acquisition Corp.; the “Registrant”), and its wholly owned subsidiary, American Community Newspapers LLC (formerly, ACN OPCO LLC), a Delaware limited liability company (the “Operating Company”), consummated a $125 million secured credit facility agreement (the “Senior Secured Facility”) with the Bank of Montreal, Chicago Branch, as Administrative Agent, and other lenders identified therein (the “Senior Debt”). The Operating Company is the Borrower under the Senior Secured Facility which is secured by substantially all of the assets of the Registrant and the Operating Company. The Senior Secured Facility consists of two term loans, with initial principal amounts of $35 million and $70 million, respectively and a $20 million revolving credit facility. The $35 million term loan and the revolving facility will mature on July 2, 2013 and have a floating rate of interest based on a leverage ratio equal to either (i) the London Interbank Offering Rate for Eurodollar deposits (“LIBOR”) plus a maximum of 3.00% per annum or (ii) a “Base Rate” (the higher of the prime rate or federal funds rate plus 0.5%) plus a maximum of 1.75% per annum, as elected by the Operating Company. The $70 million term loan will mature on January 2, 2014 and has a rate of interest equal to, at the election of the Operating Company, (i) LIBOR plus 3.25% per annum or (ii) the Base Rate plus 2.00%. There is no amortization of the revolving credit facility. Amortization of the $35 million term loan commences following a one year grace period with payments of approximately $1.75 million in 2008, $3.5 million in 2009, $5.25 million in 2010, $6.125 million in 2011, $7.875 million in 2012 and $10.5 million in 2013. Amortization of the $70 million term loan will commence following a one-year grace period, at 1.0% per annum ($700,000) with the balance due at maturity. The term loans and the revolving credit facility may be prepaid at any time in whole or in part, without premium or penalty.

On July 2, 2007, the Registrant also consummated a $30 million unsecured term loan credit facility agreement (the “Credit Facility”) with Ares Capital Corporation, as the initial lender (the “Subordinated Debt”). The Registrant is the Borrower under the Credit Facility. The term loan matures on July 2, 2014 and has a leverage ratio based floating rate of payment-in-kind interest of between 14.25% and 15% (with a cash payment discount option). There is no amortization of the term loan. The term loan may not be prepaid in the first two years and is subject to a prepayment premium of 3%, 2% and 1% in the third, forth and fifth year, respectively, following the closing date and at par thereafter.

The Senior Secured Facility and the Credit Facility each contain representations, warranties and covenants (including financial covenants) customary with such arrangements. Fees were paid that are customary for these types of transactions.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K concerning the Registrant’s entry into an Escrow Agreement (defined below), on July 2, 2007.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K concerning the Registrant’s entry into a Registration Rights Agreement (defined below), on July 2, 2007.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the Registrant’s entry into a Preferred Share Funding Agreement (defined below) on July 2, 2007.

The description of the Senior Secured Facility, the Credit Agreement, the Escrow Agreement, the Registration Rights Agreement and the Preferred Share Funding Agreement (the “Disclosed Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K. Such agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Registrant or the other parties thereto. The Disclosed Agreements each contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Senior Secured Facility and the Credit Agreement are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 2.01         Completion of Acquisition or Disposition of Assets.

On July 2, 2007, the Registrant consummated its acquisition (the “Acquisition”) of the business and substantially all of the assets of American Community Newspapers LLC (“ACN”), a Delaware limited liability company, pursuant to an asset purchase agreement, dated January 24, 2007, as amended, among the Registrant, ACN and ACN Holding LLC (the “Asset Purchase Agreement”). The material terms of the Asset Purchase Agreement are contained in the Registrant’s definitive proxy statement (SEC File No. 001-32549) filed June 15, 2007 (hereinafter referred to as the “Proxy Statement”), in the sections entitled “The Acquisition Proposal,” beginning on page 45 and “The Purchase Agreement,” beginning on page 92, and are hereby incorporated by reference.

At the closing of the Acquisition (the “Closing”), the Operating Company, acquired substantially all of the assets and the business of ACN and assumed certain liabilities of ACN and paid ACN $206,864,223 in cash (the “Purchase Price”). The Purchase Price is subject to certain post closing adjustments, including for working capital. The Operating Company will also pay to ACN (i) $1 million if newspaper cash flow (as defined) for 2008 is equal to or greater than $19 million, with such payment increasing to up to $15 million in specified increments, if newspaper cash flow for 2008 equals or exceeds $21 million and (ii) an additional $10 million if, during any 20 trading days within any 30 trading day period from the Closing through July 7, 2009, the last reported sale price of the Registrant’s common stock exceeds $8.50 per share.

At the Closing, an escrow agreement (the “Escrow Agreement”) was entered into covering certain indemnification obligations of ACN under the Asset Purchase Agreement. The material terms of the escrow agreement are contained in the section of the Proxy Statement in the section entitled “The Acquisition Proposal – Indemnification of Courtside” beginning on page 50 and are hereby incorporated by reference. The Escrow Agreement is filed as Exhibit 10.7 to this Current Report on Form 8-K.

Upon the Closing, the Operating Company assumed separate employment agreements with Eugene M. Carr, as Chairman of the Board and Chief Executive Officer, Daniel J. Wilson, as Chief Financial Officer, and Jeffrey B. Coolman, as Vice President which became effective at such time. The material terms of these agreements are contained in the Proxy Statement beginning on page 123 in the section entitled “The Director Election Proposal – Employment Agreements” and are hereby incorporated by reference. The employment agreements are filed as Exhibits 10.3 through 10.5, to this Current Report on Form 8-K, respectively.

At the Closing, the Registrant entered into a registration rights agreement (the “Registration Rights Agreement”) with Spire ACN Corporation, Spire Capital Partners, L.P., Spire Capital Partners Parallel Fund, L.P., Spire Investments LLC (the “Spire Investors”), Wachovia Capital Partners 2004, LLC (the Wachovia Investor”), Eugene Carr, Jeffrey Coolman and Daniel Wilson (collectively, the “Investors”) with respect to shares of the Registrant’s common stock owned by the Investors (the “Investor Shares”). The Registration Rights Agreement provides that at any time on or after April 1, 2008, the (i) holders of a majority in interest of the Investor Shares owned by the Spire Investors (or their permitted transferees) or (ii) holders of a majority in interest of the Investor Shares owned by the Wachovia Investor (or its permitted transferees), may make a demand to the Registrant for registration of all or any portion of their Investor Shares. Each of the Spire Investors and the Wachovia Investor are entitled to effect one demand registration. In addition, the Investors have certain “piggy-back” registration rights on registration statements proposed to be filed by the Registrant on or before July 2, 2008. The Registrant will bear the expenses incurred in connection with the filing of any such registration statements. The Investors have agreed that, prior to July 2, 2008, they will not make any transfer or enter into any swap or other arrangement that transfers the economic consequence of ownership of the Investor Shares (other than to permitted transferees and subject to the transfer restrictions).

Following the Closing, the Registrant changed its name from Courtside Acquisition Corp. to American Community Newspapers Inc. and the operating company changed its name from ACN OPCO LLC to American Community Newspapers LLC. The Registrant is now a holding company called American Community Newspapers Inc., operating though its wholly-owned subsidiary, American Community Newspapers LLC and its wholly owned subsidiary, Amendment I, Inc.

As previously reported, at a special meeting in lieu of annual meeting held on June 28, 2007, 2,179,055 shares (“Conversion Shares”) of the Registrant’s common stock were voted “AGAINST” adoption of the Asset Purchase Agreement and exercised the right to convert such shares into $5.6746 per share in cash, representing the pro rata portion of the trust account maintained by the Registrant, plus interest, calculated as of June 28, 2007. If holders of all Conversion Shares comply with the conversion procedures in a timely fashion, there will be 14,620,945 shares of the Registrant’s common stock outstanding.

Business.

The business of the Operating Company is described in the Proxy Statement in the section entitled “Business of ACN” beginning on page 132 and that information is incorporated herein by reference.

Risk Factors.

The risks associated with the Operating Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 28 and are incorporated herein by reference.

Financial Information.

Reference is made to the disclosure set forth in Section 9.01 of this Current Report on Form 8-K concerning the financial information of the Registrant and the Operating Company. Reference is further made to the disclosure contained in the Proxy Statement in the section entitled “ACN’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 155, which is incorporated herein by reference.

Properties.

The facilities of the Operating Company are described in the Proxy Statement in the section entitled “Business of ACN – Facilities” on page 128 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management.

The beneficial ownership of the Registrant’s common stock immediately after the consummation of the Acquisition is described in the Proxy Statement in the section entitled “Beneficial Ownership of Securities” beginning on page 177 and that information is incorporated herein by reference.

Directors and Executive Officers.

The directors and executive officers the Registrant upon the consummation of the transactions contemplated by the Asset Purchase Agreement are described in the Proxy Statement in the section entitled “The Director Election Proposal” beginning on page 116 and that information is incorporated herein by reference.

Executive Compensation.

The executive compensation of the Registrant’s executive officers and directors is described in the Proxy Statement in the section entitled “The Director Election Proposal – Compensation of Officers and Directors” beginning on page 122 and “Business of ACN – ACN Compensation Discussion and Analysis” beginning on page 150 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions and Director Independence.

The certain relationships and related party transactions of the Operating Company are described in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 181 and are incorporated herein by reference. Information regarding the independence of the Registrant’s directors is provided in the Proxy Statement in the section entitled “Independence of Directors” beginning on page 118 and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The market price of and dividends on the Registrant’s common stock and related stockholder matters are described in the Proxy Statement in the section entitled “Price Range of Courtside Securities and Dividends” on page 186 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the Registrant’s entry into a Preferred Share Funding Agreement (defined below) on July 2, 2007.

Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities is contained in the Proxy Statement in the section entitled “Description of Courtside Common Stock and other Securities” beginning on page 184 and is incorporated herein by reference.

Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or acquisition which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Financial Statements and Supplementary Data.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of the Registrant and the Operating Company.

Financial Statements and Exhibits.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Registrant and the Operating Company.

Item 2.02	Results of Operations and Financial Condition.

Reference is made to the disclosure contained in the Proxy Statement in the Section entitled “ACN’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 155, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 2, 2007, the Registrant and certain affiliates of Messrs. Oded Aboodi, Richard Goldstein and Bruce Greenwald (collectively, the “Preferred Share Purchasers”) entered into an investment and funding agreement (“Preferred Share Funding Agreement”). Under the Preferred Share Funding Agreement, the Preferred Share Purchasers jointly and severally agreed to purchase upon one or more requests of the Registrant (each, a “Funding Request”) during the 30-day period beginning on July 2, 2007 up to an aggregate of 45,000 shares (“Preferred Shares”) of the Registrant’s Series A Redeemable Preferred Stock (“Series A Preferred Stock”) at a purchase price of $100 per Preferred Share for aggregate gross proceeds of up to $4,500,000, with no discounts or commissions being charged. All proceeds generated from the purchase and sale of the Preferred Shares shall be used solely to fund the conversion for cash of the shares of the Registrant’s common stock sold in its initial public offering that were voted against the Registrant’s acquisition of substantially all of the assets and business of American Community Newspapers LLC and its affiliated companies and which were properly converted in accordance with the procedures set forth in the Registrant’s proxy statement relating to such acquisition.

The terms of the Preferred Shares are set forth in the Certificate of Designations, Rights and Preferences of the Series A Redeemable Preferred Stock of the Registrant included as Exhibit 3.3 to this Current Report on Form 8-K (“Certificate of Designations”).

Each Preferred Share entitles the holder to receive cumulative dividends payable on the last day of December, March, June and September in each year in an amount determined at the Dividend Rate. “Dividend Rate” means that percentage per annum of the Accreted Value of a Preferred Share that is 150 basis points higher than the then highest applicable interest rate of the Subordinated Debt; provided, however, that the Dividend Rate shall not be lower than 15.75% or higher than 16.50%, except upon a default thereunder or if a default rate becomes applicable to the Subordinated Debt, in which case the Dividend Rate shall not be limited to 16.50% and the applicable Dividend Rate shall be 2% above the otherwise then applicable Dividend Rate until such default is cured. Each such dividend will be payable to the holders of record of shares of the Series A Preferred Stock on June 1, September 1, December 1, and March 1, commencing September 1, 2007, as they appear on the stock records of the Registrant at the close of business on such record dates. Dividends are payable in arrears. Such dividends will accrue from the date of issue whether or not there are funds of the Registrant legally available for the payment of such dividends or whether any such dividends are declared by the Board of Directors of the Registrant. Notwithstanding anything to the contrary, any portion of the dividends for a dividend period that is paid in cash when due shall be paid at a Discount Rate. “Discount Rate” shall mean the then applicable Dividend Rate less 50 basis points.

Subject to the Registrant’s obligations with respect to the Senior Debt and Subordinated Debt (including all payment priorities of such debt and all covenants dealing with restricted payments and the like), the Preferred Shares may be redeemed at any time, in the Registrant’s discretion. The Registrant will be required to redeem the Preferred Shares on the six-month anniversary of the maturity date of the Senior Debt and Subordinated Debt, subject to suspension in the event of monetary default under the Senior Debt or Subordinated Debt. The Registrant will be required to redeemed the Preferred Shares prior to that time, if there is a change of control of the Registrant or a subject asset sale by the Registrant (as such terms are defined in the Certificate of Designations) and all of the Senior Debt and Subordinated Debt has been repaid prior to the date of, or is being repaid in connection with, such change of control or subject asset sale. All redemptions, whether mandatory or optional by the Registrant, shall be made in cash at a price per Preferred Share equal to the Accreted Value at the time of redemption payment. “Accreted Value” currently means $100 plus any and all accrued and unpaid dividends on such Preferred Share.

The Registrant has made a Funding Request with respect to 42,193 Preferred Shares or proceeds of $4,219,300 and the purchase and sale of such Preferred Shares was consummated on July 9, 2007. The sale and purchase of the Preferred Shares was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Article Sixth Amendment Proposal” on page 108, which is incorporated herein by reference.

On July 2, 2007, the Registrant filed the Certificate of Designations respect to the Preferred Shares with the Secretary of State of Delaware. The terms of the Preferred Shares are set forth in the Certificate of Designations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing and as a result of the Acquisition, all of the Registrant’s officers and one of the Registrant’s directors (Darren Sardoff) resigned. Messrs. Robert H. Bloom, Eugene M. Carr and John A. Erickson became directors of the Registrant. In addition, Eugene M. Carr became chairman of the board, president and chief executive officer, Daniel J. Wilson became vice president and chief financial officer and Jeffrey B. Coolman became a vice president of Registrant. Reference is made to the disclosure contained in the Proxy Statement in the section entitled “The Director Election Proposal” beginning on page 116, which is incorporated herein by reference.

Reference is also made to the disclosure contained in the Proxy Statement in the section entitled “The Director Election Proposal – Employment Agreements” beginning on page 123, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the approval of the Acquisition, the Registrant’s stockholders (i) adopted an amendment to the Registrant’s Certificate of Incorporation to change the Registrant’s name to American Community Newspapers Inc., (ii) adopted an amendment to the Registrant’s Certificate of Incorporation to remove the preamble and sections A through D of Article Sixth from the Certificate of Incorporation, as those provisions are no longer operative upon consummation of the Acquisition, and to redesignate section E as Article Sixth and (iii) elected seven directors. The Registrant’s amended and restated certificate of incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.

In connection with the Preferred Shares, on July 2, 2007, the Registrant filed the Certificate of Designations with the Secretary of State of the State of Delaware.

Item 5.06	Change in Shell Company Status.

The material terms of the Acquisition, are described in the Proxy Statement in the section entitled “The Purchase Agreement” beginning on page 92 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Financial Statements.

The financial statements and selected financial information of ACN and the Registrant are included in the Proxy Statement in the sections entitled “Selected Historical Financial Information,” “Selected Unaudited Pro Forma Financial Information,” “Selected Unaudited Pro Forma Financial Statements” and “Index to Financial Statements” (and the audited and unaudited financial statements and related reports referred to in the Index to Financial Statements), beginning on pages 23, 25, 99 and FS-1, respectively, and are incorporated herein by reference. In addition, the audited and unaudited financial statements of CM Media, Inc. Printing and Publishing Divisions and related report (with regard to the audited financial statements) beginning on pages FS-36 of the Proxy Statement and the audited financial statements of Suburban Washington Newspapers, Inc. (and related report) beginning on page FS-49 of the Proxy Statement are incorporated herein by reference.

Information with respect to the independent auditors of ACN, the Registrant, CM Media, Inc. Printing and Publishing Divisions and Suburban Washington Newspapers, Inc. is contained in the Proxy Statement in the section entitled “Independent Auditor” on page 187 and is incorporated in this Current Report on Form 8-K by reference.

Exhibits.

Exhibit	Description
2.1

Asset Purchase Agreement, dated as of January 24, 2007, as amended, by and among Registrant, American Community Newspapers LLC and ACN Holding LLC. (included as Annex A of the Definitive Proxy Statement (No. 001-32549), filed June 15, 2007 and incorporated by reference herein)

2.2	Letter Agreement, dated June 29, 2007, by and among Registrant, American Community Newspapers LLC and ACN Holding LLC*
3.1	Amended and Restated Certificate of Incorporation of Registrant.*
3.2	Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Courtside’s Registration Statement on Form S-1 (File No. 333-124380) filed April 27, 2005)
3.3	Certificate of Designations, Rights and Preferences of the Series A Redeemable Preferred Stock*
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Unit Purchase Option (incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-124380) filed April 27, 2005)
4.5	Amendment to Unit Purchase Option (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed October 25, 2006)
4.6	Amendment No. 2 to Unit Purchase Option, dated July 2, 2007*
4.7	Warrant Agreement (incorporated by reference from Exhibit 4.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-124380) filed April 27, 2005)
4.8	Warrant Clarification Agreement (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 25, 2006)
10.1

Credit Agreement, dated as of June 29, 2007, by, between and among ACN OPCO LLC, Registrant, Bank of Montreal, Chicago Branch, for itself as lender and as administrative agent for all lenders, and the financial institutions listed on the signature pages thereto**

10.2	Credit Agreement, dated as of June 29, 2007, between Registrant and Ares Capital Corporation, as initial lender**
10.3

Employment Agreement, dated January as of January 24, 2007, between Registrant and Eugene M. Carr (included as Annex H of the Definitive Proxy Statement (No. 001-32549), filed June 15, 2007 and incorporated by reference herein)

10.4

Employment Agreement, dated January as of January 24, 2007, between Registrant and Daniel J. Wilson (included as Annex I of the Definitive Proxy Statement (No. 001-32549), filed June 15, 2007 and incorporated by reference herein).

10.5

Employment Agreement, dated January as of January 24, 2007, between Registrant, Jeffrey B. Coolman (included as Annex J of the Definitive Proxy Statement (No. 001-32549), filed June 15, 2007 and incorporated by reference herein)

10.6	Registration Rights Agreement, dated July 2, 2007, by and among Registrant and the stockholders listed on the signature page therein**
10.7

Escrow Agreement, dated July 2, 2007, between ACN OPCO LLC, American Community Newspapers LLC and Continental Stock Transfer & Trust Company (included as Annex F of the Definitive Proxy Statement (No. 001-32549), filed June 15, 2007 and incorporated by reference herein)

10.8

Form of Registration Rights Agreement (“RRA Agreement”) by and among Registrant and the stockholders listed on the signature page therein (incorporated by reference from Exhibit 10.17 to Regisrtant’s Registration Statement on Form S-1 (File No. 333-124380) filed April 27, 2005)

10.9	Amendment to RRA Agreement, dated July 2, 2007*
10.10	Registrant’s 2007 Long Term Incentive Equity Plan (included as Annex C of the Definitive Proxy Statement (No. 001-32549), filed June 15, 2007 and incorporated by reference herein)
14.1	Registrant’s Code of Ethics (incorporated by reference from Exhibit 14 to Amendment No. 3 of Courtside's Registration Statement on Form S-1 (File No. 333-124380) filed June 27, 2005)
21.1	List of Subsidiaries**
99.1	Audit Committee Charter (incorporated by reference from Exhibit 99.2 to Amendment No. 3 of Courtside’s Registration Statement on Form S-1 (File No. 333-124380) filed June 27, 2005)
99.2	Nominating Committee Charter (incorporated by reference from Exhibit 99.3 to Amendment No. 3 of Courtside’s Registration Statement on Form S-1 (File No. 333-124380) filed June 27, 2005)
*	Filed herewith
**	To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2007
AMERICAN COMMUNITY NEWSPAPERS INC.
	By:	/s/ Eugene Carr
		Name:	Eugene Carr
		Title:	Chairman of the Board, President and Chief Executive Officer